POWER OF ATTORNEY

I, David A. Kelly the undersigned Trustee of TrimTabs ETF Trust (the “Trust”), hereby revoke all previous powers of attorney I have signed in my capacity as Trustee, if any, and hereby constitute and appoint Robert J. Shea, Jr., Derin Cohen, Vince (Qijun) Chen, Fabio Battaglia III, and Joel Corriero, and each of them separately, my true and lawful attorneys-in-fact and agents, to sign for me and in my name in my capacity as a Trustee of the Trust: (i) any and all filings made by the Trust pursuant to the Securities Act of 1933 (“1933 Act”) and/or the Investment Company Act of 1940 (“1940 Act”), including but not limited to, Registration Statements under the 1933 Act and 1940 Act, with the Securities and Exchange Commission and any other applicable state and federal regulatory authorities; and (ii) any and all applications for exemptive relief from state or federal securities regulations, and amendments to such applications, and to file the same with the applicable regulatory authority.  I grant Robert J. Shea, Jr., Derin Cohen, Vince (Qijun) Chen, Fabio Battaglia III, and Joel Corriero, and each of them separately, as attorneys-in-fact and agents, the power of substitution and re-substitution in his or her name and stead, and the full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the foregoing appointments. The grant shall remain in effect until terminated in writing. I hereby ratify and confirm all that said attorneys-in-fact and agents may do or cause to be done by virtue hereof.

/s/ David A. Kelly____________________
David A. Kelly

Date: _September 13, 2021_____________